W.S. Industries, Inc.

(A Development Stage Company)

Pro-forma Financial Statements

 (unaudited – prepared by management)

(stated in US Dollars)

W.S. Industries, Inc.

(A Development Stage Company)

Pro-forma Balance Sheet

(Expressed in US dollars)

(unaudited – prepared by management)

	WS $	Rio Plata $	Pro-forma Adjustments $		W.S. Industries, Inc. Pro-forma $
	February 28, 2013	December 31, 2012
ASSETS
Current assets
Cash	(56)	59,028	1,150,000	(a)	1,208,972
Taxes receivable, net	-	171,220	-		171,220
Prepaid expenses and deposits	-	8,636	-		8,636

	(56)	238,884	1,150,000		1,388,828

Unproven mineral property interests	-	613,726	-		613,726
Equipment	90	-	-		90

	34	852,610	1,150,000		2,002,644

LIABILITIES

Current Liabilities

Accounts payables and accrued liabilities	445,986	146,001	-		591,987
Interest payable	-	344,706	(228,000)	(f)	116,706
Convertible notes payable	535,964	-	(535,964)	(b)	-
Loans and advances payable	153,103	1,886,161	1,071,232	(a)	1,510,496
			(1,600,000)	(f)

	1,135,053	2,376,868	(1,292,732)		2,219,189

STOCKHOLDERS’ DEFICIT

Common stock	21,089	1,095,536	(1,097,136)	(c)	36,131
			5,000	(b)
			28,000	(c)
			(17,958)	(e)
			1,600	(f)

Additional paid-in capital	20,229,765	150,372	(18,383,807)	(c)	2,607,986
			530,964	(b)
			(557,053)	(c)
			169,264	(d)
			1,095,536	(c)
			(627,055)	(c)

Obligation to issue shares	-	90,496	78,768	(a)	-
			(169,264)	(d)

Deficit accumulated during the development stage	(21,391,388)	(2,868,441)	21,391,388	(c)	(2,868,441)

Accumulated other comprehensive income	5,515	7,779	(5,515)	(c)	7,779

Total Stockholders’ Deficit	(1,135,019)	(1,524,258)	2,442,732		(216,545)

	34	852,610	1,150,000		2,002,644

See accompanying notes to the pro-forma financial statements

W.S. Industries, Inc.

(A Development Stage Company)

Pro-forma statements of operations  - Nine months ended February 28, 2013

(Expressed in US dollars)

(unaudited – prepared by management)

	WS $	WS $	WS $	Rio Plata $	Pro-forma adjustments $	Pro-forma Operations $
	(6 months ended February 28, 2013)	(3 months ended August 31, 2012 (1)	(9 months ended February 28, 2013)	(9 months ended December 31, 2012)
Expenses

Administrative	10,800	5,400	16,200	-	-	16,200
Consulting fees	1,512	2,582	4,094	20,725	-	24,819
Depreciation	15	8	23	-	-	23
Foreign exchange	298	(52)	246	-	-	246
Interest expense, accretion, and bank charges	39,874	17,634	57,508	258,752	-	316,260
Investor relations	-	-	-	2,002	-	2,002
Management fees	60,600	30,300	90,900	22,527	-	113,427
Mineral exploration costs	-	-	-	522,500	-	522,500
Office and miscellaneous	-	-	-	31,482	-	31,482
Office rent	-	-	-	9,011	-	9,011
Penalties	-	25,652	25,652	-	-	25,652
Professional fees	23,893	6,520	30,413	2,773	-	33,186
Registration and filing fees	6,533	3,800	10,333	3,960	-	14,293
Travel and promotion	-		-	13,053	-	13,053

Net loss	143,525	91,844	235,369	886,785	-	1,122,154

Net loss per share – basic and diluted			$0.01	$0.07		$0.03

Weighted average shares outstanding			21,088,680	12,563,702		36,131,000

(1)

The three month period ended August 31, 2012 has also been included in the 12 month period ended in the following statement.

See accompanying notes to the pro-forma financial statements

W.S. Industries, Inc.

(A Development Stage Company)

Pro-forma statements of operations – Year ended August 31, 2012

(Expressed in US dollars)

(unaudited – prepared by management)

	Rio Plata $	Rio Plata $	Rio Plata $	Rio Plata $	WS $	Pro-forma adjustments $	Pro-forma Operations $
	(12 months ended March 31, 2012)	(3 months ended June 30, 2012)	(3 months ended June 30, 2011)	(12 months ended June 30, 2012	(Year ended August 31, 2012)

Expenses

Administrative	-	-		-	21,600	-	21,600
Consulting fees	-	-		-	5,270	-	5,270
Depreciation	-	-		-	38	-	38
Foreign exchange	-	-		-	764	-	764
Interest expense, accretion, and bank charges	113,883	342	(138)	114,087	82,191	-	196,278
Investor relations	-	19,799	-	19,799	-	-	19,799
Management fees	30,210	7,425	(7,525)	30,110	121,200	-	151,310
Mineral exploration costs	109,708	6,039	-	115,747	-	-	115,747
Office and miscellaneous	56,867	-	(12,239)	44,628	-	-	44,628
Office rent	12,084	2,970	(3,010)	12,044	-	-	12,044
Penalties	-	-	-	-	25,652	-	25,652
Professional fees	113,781	-	(15,050)	98,731	48,614	-	147,345
Registration and filing fees	13,905	-	(742)	13,163	9,902	-	23,065
Travel and promotion	3,450	3,484	-	6,934	-	-	6,934

Net loss	453,888	40,059	(38,704)	455,243	315,231	-	770,474

Net loss per share – basic and diluted				$0.02	$0.03		$0.02

Weighted average shares outstanding				21,088,680	12,563,702		36,131,000

See accompanying notes to the pro-forma financial statements

W.S. Industries, Inc.

(A Development Stage Company)

Notes to the pro-forma financial statements

(Expressed in US dollars)

(unaudited – prepared by management)

1.

Basis of Presentation

On April 22, 2013, W. S. Industries Inc. (“WS”) is a shell-company, its wholly-owned subsidiary, W.S. Merger Corp. (“Merger Sub”), Rio Plata Exploration Corporation, (“Rio Plata”) and certain holders of outstanding debt of WS executed an agreement and plan of merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with Rio Plata, with Merger Sub remaining as the surviving entity and a wholly-owned operating subsidiary of WS succeeding to all the assets, liabilities and operations of Rio Plata (“Merger”). The completion of the Merger is subject to certain conditions, including approval of the shareholders of Rio Plata at a meeting of shareholders to be held on or about May 13, 2013. At the effective time of the Merger, WS will issue, to the stockholders of Rio Plata, an aggregate of 28,000,000 common shares of WS for all of the outstanding common shares of Rio Plata. Upon completion of the Merger, the officers and directors of Rio Plata may become the officers and directors of WS and WS will adopt the business plan of Rio Plata. Rio Plata is the accounting acquirer (legal acquiree) and WS is the accounting acquiree (legal acquirer). Since at completion of the Merger WS will be a shell corporation, the transaction is being accounted for as a capital transaction.

The former shareholders and management of Rio Plata will own approximately 77% of the total issued and outstanding common shares of WS, resulting in a reverse takeover/recapitalization under US Generally Accepted Accounting Principles (“US GAAP”).

This pro-forma balance sheet has been derived from combining the unaudited balance sheets of WS as at February 28, 2013 and Rio Plata as at December 31, 2012, and gives effect to the proposed Merger and other relevant information. The pro-forma balance sheet has been prepared as if the Merger had occurred on December 31, 2012 and the adjustments disclosed in Note 3 had occurred on the same date. In the opinion of management, the pro-forma balance sheet includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

The pro-forma statement of operations for the nine month period ended February 28, 2013 has been derived from combining the unaudited statements of operations of WS for the nine months ended February 28, 2013 and Rio Plata for the nine months ended December 31, 2012, and gives effect to the proposed Merger and other relevant information. In the opinion of management, the pro-forma statement of operations for the nine months ended February 28, 2013 includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

The pro-forma statement of operations for the year ended August 31, 2012 has been derived from combining the audited statements of operations of WS as at August 31, 2012 and the unaudited  financial statements for Rio Plata’s 12 months ended June 30, 2012, and gives effect to the proposed Merger and other relevant information. The pro-forma statement of operations for the year ended August 31, 2012 has been prepared as if the Merger had occurred on September 1, 2011 and the adjustments disclosed in Note 3 had occurred on the same date. In the opinion of management, the pro-forma statement of operations for the year ended August 31, 2012 includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

W.S. Industries, Inc.

(A Development Stage Company)

Notes to the pro-forma financial statements

(Expressed in US dollars)

(unaudited – prepared by management)

The pro-forma financial statements are not necessarily reflective of the financial position and results of operations that would have resulted if the events noted herein had occurred on the specified dates, but rather reflects the pro-forma presentation of specific transactions currently proposed. Further, the pro-forma financial statements are not necessarily indicative of the financial position and results of operations that may exist in the future. The pro-forma statements should be read in conjunction with WS’s and Rio Plata’s unaudited and audited consolidated financial statements.

2.

Plan of merger with Rio Plata

On April 22, 2013, WS entered into the Merger Agreement in connection with the acquisition of Rio Plata by reverse merger. Pursuant to the Merger Agreement, WS agreed to acquire all of the issued and outstanding shares of common stock of Rio Plata by issuing 28,000,000 shares of its common stock. As a result of the Merger, the former shareholders of Rio Plata will control approximately 77% of the issued and outstanding common stock of WS upon completion of the Merger. The Merger is a reverse takeover and therefore has been accounted for under the acquisition method with Rio Plata as the accounting acquirer and continuing entity for accounting and financial reporting purposes, and WS as the legal parent being the acquiree. The business is in the development stage and there is no active market to reliably determine fair value of the consideration other than the value of the identifiable assets acquired. Therefore the purchase price allocation of the acquisition is based on the fair value of the net liabilities acquired which is charged to additional paid-in capital(“APIC”).

The fair value of assets acquired and liabilities assumed are as follows:

$

Cash	(56)
Equipment	90
Accounts payable and accrued liabilities	(445,986)
Loans and advances payable	(153,103)
(599,055)

3.

Pro-forma Adjustments

The pro-forma statements give effect to the following transactions as if they had occurred at December 31, 2012:

(a)

In January 2013, Rio Plata entered into loan agreements for proceeds totalling $1,150,000. The transaction included 766,667 bonus shares, which have been valued and presented in APIC, the loans are presented at a discount of $78,768.

(b)

Effective with the Merger, the WS debt holders have consented to the conversion of $535,964 convertible notes into 5,000,000 shares of WS. The conversion shares have been recorded into equity at the carrying value of the notes.

(c)

In effecting the reverse takeover, the accounting acquirer (Rio Plata) will be the continuing entity. Accordingly, the capital accounts of WS will be eliminated, except where par value requirements will be maintained for share capital.

Effective with the Merger, WS will issue 28,000,000 shares of common stock to the Rio Plata shareholders to acquire an anticipated 21,000,000 (100% - assumed that the conversion of Rio Plata loans and advances will result in approximately 7,000,000 additional shares outstanding at the completion of the Merger) issued and outstanding shares of common stock of Rio Plata. As a result of the share exchange, the former shareholders and management of Rio Plata will control approximately 77% of the issued and outstanding common stock of WS. The acquisition is a reverse takeover and therefore has been accounted for using the acquisition method with Rio Plata as the accounting acquirer and continuing entity for accounting and financial reporting purposes, and WS as the legal parent. Accordingly the net liabilities acquired ($599,055 – Note 2), is eliminated against the additional paid in capital account of Rio Plata.

(d)

In advance of completing the Merger, 1,723,332 common shares previously committed to be issued to loan holders of Rio Plata will be issued.

(a)

In anticipation of the Merger, a company of which a director and officer of Rio Plata is also a director and officer acquired 17,957,680 shares of common stock of WS. At the effective time of the Merger, all such shares are expected to be cancelled.

(f)

Prior to completion of the Merger, management anticipates that $1,600,000 of Rio Plata matured loans and advances together with approximately $228,000 of accrued interest will be converted into approximately 7,000,000 Rio Plata common shares.

4.

Pro-forma Common Stock and Additional Paid-in Capital

Pro-forma common stock and additional paid-in capital as at February 28, 2013 is as follows:

	Number of Common Shares	Common Stock $	Additional Paid-in Capital $	Total $

Issued shares and stated capital of WS as at February 28, 2013	21,088,680	21,089	20,229,765	20,250,854
Conversion of Notes (3b)	5,000,000	5,000	530,964	535,964
Elimination of stockholders equity after acquisition of Rio Plata (3c)		(26,089)	(20,760,729)	(20,786,818)
	26,088,680	-	-	-
Rio Plata’s capital accounts at acquisition	-	1,095,536	2,612,391	3,707,927
Par value adjustment	-	(1,069,447)	1,069,447	-
Shares exchanged to shareholders of Rio Plata for the Merger (3c)	28,000,000	28,000	(627,055)	(599,055)
Cancellation of shares (3e)	(17,957,680)	(17,958)	(446,797)	(464,755)

	36,131,000	36,131	2,607,986	2,644,117